                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


Date of Report                         March 31, 2000
              ------------------------------------------------------------------


                           OCEANIC EXPLORATION COMPANY
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             Delaware                      0-6540                  84-0591071
----------------------------            ------------         -------------------
(State or other jurisdiction            (Commission            (I.R.S. Employer
       of Incorporation)                File Number)         Identification No.)


           5000 South Quebec Street, Suite 450, Denver, Colorado 80237
           -----------------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 220-8330
           -----------------------------------------------------------
                         (Registrant's telephone number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Oceanic Exploration Company (the "Registrant") hereby amends and supplements its current report on Form 8-K originally filed with the Securities and Exchange Commission (the "Commission") on April 14, 2000, describing the acquisition by the Registrant of the employment operations and certain assets of Alliance Services Associates, Inc., the wholly owned subsidiary of Alliance Staffing Associates, Inc. (collectively "Alliance") on March 31, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial information, and exhibits are filed as part of this report:

         (a)      Financial Statements of Businesses Acquired

                  Financial Statements of Alliance Staffing Associates

                  o        Independent Auditor's Report

                  o        Balance Sheets -- December 31, 1999 and 1998

                  o Statements of Operations for the years ended December 31, 1999 and 1998

                  o Statements of Cash Flows for the years ended December 31, 1999 and 1998

                  o        Notes to Consolidated Financial Statements

         (b)      Pro Forma Financial Statements

                  o Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2000

                  o Unaudited Pro Forma Consolidated Statement of Operations for the twelve months ended December 31, 1999

                  o        Notes to Unaudited Pro Forma Consolidated Financial
                           Statements

         (c)      Exhibits

                  o        None

                       ALLIANCE STAFFING ASSOCIATES, INC.
                                 AND SUBSIDIARY

                        Consolidated Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Oceanic Exploration Company:

We have audited the accompanying consolidated balance sheets of Alliance Staffing Associates, Inc. and subsidiary (as defined in note 1) (the Company) as of December 31, 1999 and 1998, and the related consolidated statements of operations and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alliance Staffing Associates, Inc. and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                            KPMG LLP


Denver, Colorado
May 17, 2000

                       ALLIANCE STAFFING ASSOCIATES, INC.
                                 AND SUBSIDIARY

                           Consolidated Balance Sheets
                             (As defined in note 1)

                           December 31, 1999 and 1998


                                  ASSETS                                          1999                1998
                                                                              -----------         -----------
Current assets:
    Cash                                                                      $    39,570             307,185
    Accounts receivable                                                           279,621             298,082
    Accounts receivable from major customer (note 6)                               42,285             216,821
    Receivable from affiliate (note 7)                                            118,548             130,242
    Prepaid expenses and other assets                                              77,413              39,913
                                                                              -----------         -----------

               Total current assets                                               557,437             992,243

Property and equipment:
    Equipment                                                                      16,202              16,202
    Computers and office equipment                                                280,607             260,095
    Furniture and fixtures                                                          8,836               8,836
                                                                              -----------         -----------

               Net property and equipment                                         305,645             285,133

    Less: accumulated depreciation and amortization                              (209,075)           (157,930)
                                                                              -----------         -----------

                                                                                   96,570             127,203
                                                                              -----------         -----------

                                                                              $   654,007           1,119,446
                                                                              ===========         ===========

               LIABILITIES AND NET INVESTMENT OF STOCKHOLDERS

Current liabilities:
    Notes payable to Sorrento West Properties, Inc. (note 3)                  $   373,693             283,693
    Accounts payable                                                               13,418              26,447
    Accrued expenses                                                              116,707             168,745
                                                                              -----------         -----------

               Total current liabilities                                          503,818             478,885

Net transactions with stockholders (note 2)                                       150,189             640,561
                                                                              -----------         -----------

                                                                              $   654,007           1,119,446
                                                                              ===========         ===========


See accompanying notes to consolidated financial statements.

                       ALLIANCE STAFFING ASSOCIATES, INC.
                                 AND SUBSIDIARY

                      Consolidated Statements of Operations
                             (As defined in note 1)

                     Years ended December 31, 1999 and 1998


                                                            1999                1998
                                                        -----------         -----------
Staffing revenue                                        $ 3,847,822           8,719,744

Cost of goods sold                                        3,263,014           7,592,241
                                                        -----------         -----------

               Gross profit from operations                 584,808           1,127,503

General and administrative expenses                         998,535             958,236
                                                        -----------         -----------

               Income (loss) from operations               (413,727)            169,267
                                                        -----------         -----------

Other income (expense):
    Gain on sale of fixed assets                                 --              13,651
    Interest expense                                        (24,925)            (20,383)
                                                        -----------         -----------

                                                            (24,925)             (6,732)
                                                        -----------         -----------

               Income (loss) before income taxes           (438,652)            162,535

Income tax benefit (expense) (note 4)                        51,000             (51,000)
                                                        -----------         -----------

               Net income (loss)                        $  (387,652)            111,535
                                                        ===========         ===========


See accompanying notes to consolidated financial statements.

                       ALLIANCE STAFFING ASSOCIATES, INC.
                                 AND SUBSIDIARY

                      Consolidated Statements of Cash Flows
                             (As defined in note 1)

                     Years ended December 31, 1999 and 1998


                                                                              1999              1998
                                                                           ---------         ---------
Cash flows from operating activities:
    Net income (loss)                                                      $(387,652)          111,535
    Adjustments to reconcile net income (loss) to net cash provided
       (used) by operating activities:
          Depreciation and amortization                                       51,145            50,872
          Gain on sale of fixed assets                                            --           (13,651)
    Changes in operating assets and liabilities:
       Accounts receivable                                                   204,691           151,312
       Prepaid expenses and other assets                                     (37,500)            1,246
       Accounts payable                                                      (13,029)           18,040
       Accrued expenses                                                      (52,038)          (52,334)
                                                                           ---------         ---------

               Net cash provided (used) by operating activities             (234,383)          267,020
                                                                           ---------         ---------

Cash flows from investing activities:
    Purchases of property and equipment                                      (20,512)          (71,900)
    Proceeds from sale of assets                                                  --            19,400
                                                                           ---------         ---------

               Net cash used in investing activities                         (20,512)          (52,500)
                                                                           ---------         ---------

Cash flows from financing activities:
    Net transactions with stockholders                                      (102,720)          (32,992)
    Proceeds from note payable                                                90,000            50,000
                                                                           ---------         ---------

               Net cash provided (used) by financing activities              (12,720)           17,008
                                                                           ---------         ---------

               Net increase (decrease) in cash and cash equivalents         (267,615)          231,528

Cash and cash equivalents at beginning of year                               307,185            75,657
                                                                           ---------         ---------

Cash and cash equivalents at end of year                                   $  39,570           307,185
                                                                           =========         =========

Supplemental disclosure of cash flow information:

    Cash paid during the year for interest                                 $  11,255            29,599
                                                                           =========         =========

    Cash paid during the year for taxes                                    $  17,425            33,575
                                                                           =========         =========


See accompanying notes to consolidated financial statements.

                       ALLIANCE STAFFING ASSOCIATES, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(1)      BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      ORGANIZATION AND BASIS OF PRESENTATION

                  Alliance Staffing Associates, Inc. (the Company), a Delaware corporation, was established in 1992 to provide personnel on a temporary payrolling and direct placement basis to General Atomics, its affiliates and other companies that focused on government contracting. In 1998, General Atomics discontinued utilizing Alliance Staffing as their temporary staffing provider.

                  In 1993, Alliance Services Associates (Alliance Services), a California corporation, was established to expand the services of Alliance Staffing Associates to commercial companies throughout San Diego. Alliance Services is a wholly owned subsidiary of the Company which initially focused on providing industrial workers to the community, but based on changes in the San Diego economy, has shifted its focus to administrative and customer service.

                  In March 2000, Oceanic Exploration Company (Oceanic) acquired the employment operations and certain specific assets of the Company from the stockholders of the Company (the Stockholders).

                  The accompanying consolidated financial statements of the Company have been derived from historical financial statements of the Company based upon assumptions and allocations management believe represent a reasonable basis for presenting the historical financial position, results of operations and cash flows from operations of the Company acquired by Oceanic. This presentation is intended to provide a reasonable representation of the historical financial information of the acquired operations and excludes certain activities of the Company that were not acquired by Oceanic. Accordingly, the Company's financial statements do not present the financial position and results of operations of the former company.

         (b)      CASH AND CASH EQUIVALENTS

                  The Company considers cash on hand and amounts due on demand from banks to be cash and cash equivalents.

         (c)      PROPERTY AND EQUIPMENT

                  Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from 5 to 7 years.

         (d)      INCOME TAXES

                  The Company provides for income taxes using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those differences


                                                                     (Continued)

                       ALLIANCE STAFFING ASSOCIATES, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


                  are expected to be recovered or settled. Under the asset and liability method, the effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the results of operations in the period that includes the enactment date.

         (e)      REVENUE RECOGNITION

                  The Company recognizes revenue as services are performed. Customers are invoiced weekly.

         (f)      COST OF GOODS SOLD

                  Cost of goods sold includes the direct cost of temporary employees, including the payroll costs, workers compensation liability insurance and employer payroll taxes.

         (g)      ADVERTISING EXPENSE

                  Advertising is charged to expense as incurred and was approximately $47,462 and $50,717 for the years ended December 31, 1999 and 1998, respectively.

         (h)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of sales and expenses during the reporting period. Actual results could differ significantly from those estimates.

         (i)      IMPAIRMENT OF LONG-LIVED ASSETS AND ASSETS TO BE DISPOSED OF

                  The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS No. 121). SFAS No. 121 requires impairment losses to be recorded on long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment losses have been recognized by the Company.

                                                                     (Continued)

                       ALLIANCE STAFFING ASSOCIATES, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(2)      NET TRANSACTIONS WITH STOCKHOLDERS

         Net operating losses incurred by the Company have been reflected as reductions in net transactions with stockholders in the balance sheets. The net transactions with stockholders consist of both cash and non-cash amounts. Changes in the net transactions with stockholders for the years ended December 31, 1999 and 1998 were as follows:

                                                           1999              1998
                                                        ---------         ---------
Net transactions with stockholders - beginning          $ 640,561           562,018
  of year
Transactions with stockholders, net                      (102,720)          (32,992)
Net income (loss)                                        (387,652)          111,535
                                                        ---------         ---------

        Net transactions with stockholders - end
          of year                                       $ 150,189           640,561
                                                        =========         =========

(3)      NOTES PAYABLE TO SORRENTO WEST PROPERTIES, INC.

         The notes payable of $373,693 are payable to Sorrento West Properties, Inc., (Sorrento West) on demand with interest accruing at 8% per annum on the unpaid balance of the principal amount. Sorrento West is controlled by the father of the shareholders of the Company. The notes are secured by substantially all of the assets of the Company. Interest payments are due annually and Alliance may also pay any portion of the notes or interest at any time.

(4)      INCOME TAXES

         The provision for income taxes consisted of the following:

                                                 1999             1998
                                               --------         --------
Current income taxes benefit (expense):
    Federal                                    $ 48,000          (48,000)
    State                                         3,000           (3,000)
                                               --------         --------

                                               $ 51,000          (51,000)
                                               ========         ========

         The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate due to state taxes payable and the change in the valuation allowance.

                                                                     (Continued)

                       ALLIANCE STAFFING ASSOCIATES, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


         At December 31, 1999 and 1998, the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                              1999             1998
                                            --------         --------
Deferred tax assets:
    Net operating loss carryforwards        $ 73,000               --
    Property and equipment                     1,300              600
                                            --------         --------
                                              74,300              600

Valuation allowance                          (74,300)            (600)
                                            --------         --------

         Net deferred tax assets            $     --               --
                                            ========         ========

         The valuation allowance for deferred tax assets as of December 31, 1999 and 1998 was $74,300 and $600, respectively. The net change in the valuation allowance for the years ended December 31, 1999 and 1998 was an increase of $73,700 and $500, respectively.

         At December 31, 1999, the Company had net operating loss carryforwards of approximately $215,000. If not utilized, the tax net operating losses will expire during the period from 2000 through 2020.

(5)      LEASES

         The Company leases office space and certain equipment under operating leases which expire through November 2001. The Company has an option to extend the lease for additional periods. Rent expense for the year ended December 31, 1999 and 1998 was approximately $53,775 and $57,875, respectively. Future minimum lease payments under non-cancelable operating leases are as follows:

2000                $ 56,668
2001                  47,327
                    --------

                    $103,995
                    ========

                                                                     (Continued)

                       ALLIANCE STAFFING ASSOCIATES, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998


(6)      MAJOR CUSTOMER

         The company received revenue in the amount of $899,604 and $4,987,408 in 1999 and 1998, respectively from General Atomics and its affiliates (General Atomics). General Atomics is controlled by the father of the shareholders of the Company.

(7)      RELATED PARTY TRANSACTIONS

         Related party transactions consist of accounts receivable from Points Four World Travel Service (Points Four) related to payments made on behalf of Points Four, an affiliate of the Company in the amount of $118,548 and $130,242 as of December 31, 1999 and 1998, respectively.

                           OCEANIC EXPLORATION COMPANY
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


On March 31, 2000, Oceanic Exploration Company (the "Registrant") purchased the employment operations and certain assets of Alliance Services Associates, Inc., the wholly owned subsidiary of Alliance Staffing Associates, Inc. (collectively "Alliance") for $581,000. The acquisition was accounted for using the purchase method of accounting in the Registrant's Form 10-QSB, filed with the Securities and Exchange Commission on May 12, 2000, for the three months ended March 31, 2000.

The following unaudited pro forma consolidated statements of operations for the three months ended March 31, 2000 and for the twelve months ended December 31, 1999, assumes the acquisition of Alliance had occurred on January 1, 1999 and include the historical unaudited consolidated statements of operations for Registrant for the year ended December 31, 1999 and the quarter ended March 31, 2000, adjusted for the pro forma effects of the acquisition.

The unaudited pro forma consolidated statements are not necessarily indicative of the results of operations that would actually have occurred if the transaction had been consummated as of January 1, 1999. These statements should be read in conjunction with the historical financial statements and related notes thereto of the Registrant, in its annual report on Form 10-K and Alliance financial statements included herein.

                           OCEANIC EXPLORATION COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000


                                                   HISTORICAL          HISTORICAL
                                                    OCEANIC             ALLIANCE
                                                  EXPLORATION           STAFFING             PRO FORMA               PRO FORMA
                                                    COMPANY            ASSOCIATES           ADJUSTMENTS            CONSOLIDATED
                                                 ------------         ------------         ------------            ------------
Revenue:
   Net profits interest proceeds                 $  6,739,342                   --                   --            $  6,739,342
   Interest income                                  2,037,999                   --                   --               2,037,999
   Staffing income                                         --            1,033,450                   --               1,033,450
   Other income                                       258,904                   --                   --                 258,904
                                                 ------------         ------------         ------------            ------------
                                                    9,036,245            1,033,450                   --              10,069,695
Cost of goods sold:
   Staffing direct costs                                   --              856,088                   --                 856,088
                                                 ------------         ------------         ------------            ------------
     Gross profit from operations                   9,036,245              177,362                   --               9,213,607
                                                 ------------         ------------         ------------            ------------
Costs and expenses:
   Interest and financing costs                        14,914                8,472               14,780 (1)              38,166
   Exploration expenses                                 3,480                   --                   --                   3,480
   Amortization and depreciation                          160               10,728               23,005 (2)              33,893
   General and administrative                         245,057              277,657                8,750 (3)             531,464
                                                 ------------         ------------         ------------            ------------
                                                      263,611              296,857               46,535                 607,003
                                                 ------------         ------------         ------------            ------------
Income (loss) before income taxes                   8,772,634             (119,495)             (46,535)              8,606,604
Income tax expense                                   (249,178)                  --                   --                (249,178)
                                                 ------------         ------------         ------------            ------------
     Net income (loss)                           $  8,523,456             (119,495)             (46,535)           $  8,357,426
                                                 ============         ============         ============            ============

Basic and diluted income per common share                                                                          $       0.84
                                                                                                                   ============


                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                           OCEANIC EXPLORATION COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999


                                                HISTORICAL         HISTORICAL
                                                 OCEANIC            ALLIANCE
                                               EXPLORATION          STAFFING               PRO FORMA            PRO FORMA
                                                 COMPANY           ASSOCIATES             ADJUSTMENTS         CONSOLIDATED
                                               -----------         -----------            -----------         ------------
Revenue:
   Interest income                             $     1,434                  --                     --         $     1,434
   Staffing income                                      --           3,847,822                     --           3,847,822
   Other income                                    566,997                  --                     --             566,997
                                               -----------         -----------            -----------         -----------
                                                   568,431           3,847,822                     --           4,416,253
Cost of goods sold:
   Staffing direct costs                                --           3,263,014                     --           3,263,014
                                               -----------         -----------            -----------         -----------
     Gross profit from operations                  568,431             584,808                     --           1,153,239
                                               -----------         -----------            -----------         -----------
Costs and expenses:
   Interest and financing costs                    120,057              24,925                 59,120(1)          204,102
   Exploration expenses                             14,021                  --                     --              14,021
   Amortization and depreciation                    48,140              51,145                 92,019(2)          191,304
   General and administrative                      910,434             947,390                 35,000(3)        1,892,824
                                               -----------         -----------            -----------         -----------
                                                 1,092,652           1,023,460                186,139           2,302,251
                                               -----------         -----------            -----------         -----------
Loss before income taxes                          (524,221)           (438,652)              (186,139)         (1,149,012)
Income tax benefit                                  33,202              51,000                     --              84,202
                                               -----------         -----------            -----------         -----------
     Net Loss                                  $  (491,019)           (387,652)              (186,139)        $(1,064,810)
                                               ===========         ===========            ===========         ===========


Basic and diluted loss per common share                                                                       $     (0.11)
                                                                                                              ===========


                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                  OCEANIC EXPLORATION COMPANY AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


(A)      Basis of Presentation

         The unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2000, includes the unaudited historical results of operations for Oceanic Exploration Company and Alliance Staffing Associates for the three months ended March 31, 2000, adjusted for the pro forma effects of the acquisition assuming acquisition occurred on January 1, 1999.

         The unaudited Pro Forma Consolidated Statement of Operations for the twelve months ended December 31, 1999, includes the audited historical results of operations for the nine months ended December 31, 1999 and the unaudited historical results of operations for the three months ended March 31, 1999 for Oceanic Exploration Company and the audited results of operations for Alliance Staffing Associates for the twelve months ended December 31, 1999, adjusted for the pro forma effects of the acquisition assuming acquisition occurred on January 1, 1999.

         1) For the purpose of this pro forma presentation, it has been assumed that the costs of acquisition would have been financed if the transaction had taken place on January 1, 1999. Interest was calculated using total acquisition costs of $716,605, at an interest rate of 8.25%, the same rate paid by Oceanic Exploration Company on other debt during the same period.

         2) To record depreciation and amortization expense on acquired assets. Amortization of the excess of acquisition cost over fair value of net assets acquired is based on a 10-year useful life.

         3) To record increased compensation costs related to employment contracts with management that were entered into as part of the acquisition.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        OCEANIC EXPLORATION COMPANY



Date          6/13/00                   By /s/ Charles N. Haas
    -----------------------------          -------------------------------------
                                           President